KELLY, HART & HALLMAN
                          (A PROFESSIONAL CORPORATION)
                                ATTORNEYS AT LAW
                           201 MAIN STREET, SUITE 2500
                             FORT WORTH, TEXAS 76102

TELEPHONE (817) 332-2500                               301 CONGRESS, SUITE 2000
TELECOPY (817) 870-0371                                AUSTIN, TEXAS 78701
WRITER'S DIRECT DIAL NUMBER                            TELEPHONE (512)495-6400
                                                       TELECOPY (512)495-6401

                                  March 22,1994


Justin Industries, Inc.
2821 West Seventh Street
Fort Worth, Texas 76101

     Re:  Registration Statement on Form S-8
          Justin Industries, Inc. Employee Stock Ownership Plan

Gentlemen:

     The opinion set forth below is given pursuant to Item 601(b)(5) of Regulation S-K for inclusion as Exhibit 5 to the Registration Statement on Form S-8 of Justin Industries, Inc., a Texas corporation (the "Company"), pertaining to the offering of 6,000,000 shares of common stock, par value $2.50 per share, of the Company (the "Shares") in connection with the Company's Employee Stock Ownership Plan (the "Plan").

     We have examined such matters of law and such certificates, documents and records of public officials and of officers of the Company as we have deemed necessary for the purposes of rendering this opinion.

     In rendering this opinion, we have made the following assumptions: (i) all documents submitted to or reviewed by us are accurate and complete and if not originals are true and correct copies of the originals; (ii) the signatures on each of such documents by the parties thereto are genuine; (iii) each individual who signed the documents had the legal capacity of do so; and (iv) all persons who signed such documents on behalf of a corporation were duly authorized to do so.

     Based upon and subject to the foregoing, and the other limitations and qualifications set forth herein, we are of the opinion that:

               1. The Plan has been duly authorized by the Company, and the interests to be acquired by the participants under the Plan, when issued in accordance with the terms of the Plan and the resolutions authorizing the issuance of such shares, will be duly and validly created.

               2. Under the terms of the Plan, the Company's Shares may be acquired by the trustee under the Plan (the "Trustee") either through contributions from the Company or through purchase. Any Shares newly issued by the Company to the Trustee pursuant to the Plan, when duly authorized and issued in accordance with the terms of the Plan and the resolutions authorizing the issuance of such shares, will be validly issued, fully paid and non-assessable.

     This opinion is further limited and qualified in all respects as follows:

     The law covered by the opinions expressed herein is limited to the law of the State of Texas. We express no opinion as to the applicability of the laws of any other particular jurisdiction to the transactions described in this opinion.

     This opinion is limited to the specific opinions stated herein, and no other opinion is implied or may be inferred beyond the specific opinions expressly stated herein.

     This opinion is intended solely for your benefit. It is not to be quoted in whole or in part, disclosed, made available to or relied upon by any other person, firm or entity without our express prior written consent.

     This opinion is based on our knowledge of the law and facts as of the date hereof. We assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective.

     We hereby consent to the use of this opinion in the above referenced Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Respectfully submitted,

                                        /S/ KELLY, HART & HALLMAN

                                        KELLY, HART & HALLMAN
                                        (a professional corporation)